Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of I-Mab of our report dated April 29, 2020 relating to the financial statements, which appears in I-Mab’s Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

July 15, 2020